As Filed with the Securities and Exchange Commission on May 13, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Linktone Ltd.

(Exact Name of Registrant as Specified in Its Charter)
________________

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5th Floor, Eastern Tower
689 Beijing Dong Road
Shanghai, People’s Republic of China 200001

(Address of Principal Executive Offices)

Linktone Ltd. 2003 Stock Incentive Plan

(Full Title of the Plans)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8940

(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
________________

Copies to:

Charles Comey, Esq.
Paul Boltz, Esq.
Morrison & Foerster LLP
Suite 3803, Bund Center
No. 222, Yan An Road East
Shanghai, People’s Republic of China 200002

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share	Price	Fee

Ordinary Shares, $0.0001 par value per share (4)	6,344,324 (2)	$0.702 (3)	$4,453,715.45 (3)	$524.20

Total:	6,344,324	—	$4,453,715.45	$524.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Linktone Ltd. 2003 Stock Incentive Plan (the “Plan”).

(2)	Registrant is registering an aggregate of 6,344,324 ordinary shares under the Plan pursuant to this Registration Statement. The ordinary shares being registered represent an increase in the ordinary shares reserved for issuance under the Plan from 9,610,000 ordinary shares to 15,954,324 ordinary shares.

(3)	Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of (i) 6,344,324 ordinary shares and (ii) the average of the high and low sales prices for the Registrant’s American Depositary Shares as reported on the Nasdaq National Market on May 9, 2005, or $0.702 (as adjusted to reflect the 1 to 10 ratio of American Depositary Shares to ordinary shares), for an aggregate offering price of $4,453,715.45.

(4)	These shares may be represented by the Registrant’s American Depositary Shares, each of which represents ten ordinary shares. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-112897).

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
ITEM 8. EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.1 CONSENT OF IND REG PUBLIC ACC FIRM

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to the General Instruction E of Form S-8, Linktone Ltd. (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 6,344,324 ordinary shares under its Linktone Ltd. 2003 Stock Incentive Plan. Pursuant to Instruction E, the contents of the Registrant’s Form S-8 Registration Statement No. 333-114752 filed with the Commission on April 23, 2004 are hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Commission are hereby incorporated by reference herein:

     (a) The Registrant’s latest prospectus filed with the Commission on March 4, 2004 (333-112903) pursuant to Rule 424(b) under the Securities Act, which includes audited financial statements for the Registrant’s 2003 fiscal year;

     (b) The Registrant’s Current Reports on Form 6-K, filed with the Commission on May 12, 2004, May 14, 2004, August 5, 2004, August 31, 2004, November 16, 2004, December 22, 2004, March 1, 2005, April 28, 2005 and May 12, 2005;

     (c) The description of the Registrant’s ordinary shares which is contained in its Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) on February 18, 2004 (000-50596), including any amendment or report filed for the purpose of updating such description; and

     (d) Exhibits 3.1, 4.1, 4.2 and 4.3 to the Registrant’s Registration Statement filed with the Commission on February 17, 2004. See Part II, Item 8 hereof.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Cayman Islands law and Article 123 of the Registrant’s amended and restated articles of association provide that the Registrant may indemnify its directors, officers and any trustee acting in relation to any of its affairs against actions, proceedings, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duty in their capacities as such, except if sustained through their own willful neglect or default.

     The Registrant has entered into indemnification agreements with each of its directors and officers under which the Registrant indemnifies them to the fullest extent permitted by Cayman Islands law, its articles of association and other applicable law, from and against all expenses and liabilities arising from any proceeding, to which the indemnitee is or was a party, witness or other participant, except expenses and liabilities (if any) incurred or sustained by or through the indemnitee’s own willful neglect or default. Upon the written request by a director or officer, the Registrant will, within 30 days after receipt of the request, advance funds for the payment of expenses,

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unless there has been a final determination that the director or officer is not entitled to indemnification for these expenses. The Registrant maintains liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS.

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant.*

4.1	Specimen American Depositary Receipt of the Registrant.*

4.2	Specimen Share Certificate of the Registrant.*

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York and holders of the American Depositary Receipts.*

5.1	Opinion of Maples and Calder.

10.2	Linktone Ltd. 2003 Stock Incentive Plan.*

23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company (independent registered public accounting firm).

23.2	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

     • Incorporated herein by reference from the Registrant’s Registration Statement filed with the Commission on February 17, 2004
(333-112903).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China on the 13th day of May, 2005.

Linktone Ltd.
By:	/s/ Raymond Lei Yang
	Name:	Raymond Lei Yang
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Raymond Lei Yang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Raymond Lei Yang	Chief Executive Officer and Director	May 13, 2005
Raymond Lei Yang	(Principal Executive Officer)

/s/ Mark Begert	Chief Financial Officer	May 13, 2005
Mark Begert	(Principal Financial and Accounting Officer)

/s/ York Chen	Director	May 13, 2005
York Chen

/s/ Jun Wu	Director	May 13, 2005
Jun Wu

SIGNATURE	TITLE	DATE

	Director	May , 2005
Derek Sulger

	Director	May , 2005
Elaine La Roche	Chairman of the Board

/s/ Thomas Hubbs	Director	May 13, 2005
Thomas Hubbs

/s/ David C. Wang	Director	May 13, 2005
David C. Wang

/s/ Donald J. Puglisi	Authorized Representative	May 13, 2005
Donald J. Puglisi	in the United States

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant.*

4.1	Specimen American Depositary Receipt of the Registrant.*

4.2	Specimen Stock Certificate of the Registrant.*

4.3	Form of Deposit Agreement among the Registrant, The Bank of New York and holders of the American Depositary Receipts.*

5.1	Opinion of Maples and Calder.

10.2	Linktone Ltd. 2003 Stock Incentive Plan.*

23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company (independent registered public accounting firm).

23.2	Consent of Maples and Calder (contained in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

     • Incorporated by reference from the Registrant’s Registration Statement filed with the Commission on February 17, 2004
(333-112903).